Exhibit 99.1

WHEELS UP EXPERIENCE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On September 30, 2023 (the “Closing Date”), Wheels Up Partners Holdings LLC, a Delaware limited liability company (“WUP”) and a direct subsidiary of Wheels Up Experience Inc., a Delaware corporation (the “Company” or “Wheels Up”), completed the disposition of 100% of the issued and outstanding equity interests of Circadian Aviation LLC, a Delaware limited liability company (“Circadian”) and a direct subsidiary of WUP (such disposition, the “Circadian Sale”), pursuant to an Equity Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), by and between WUP and Executive AirShare LLC (the “Purchaser”). Concurrently with entering into the Purchase Agreement: (i) WUP entered into a transition services agreement with Circadian, pursuant to which WUP will provide Circadian certain specified services on a temporary basis; (ii) Wheels Up Partners LLC, an indirect subsidiary of the Company (“WUP LLC”), entered into a master operating agreement with Circadian, pursuant to which Circadian will conduct certain on-demand charter operations for certain of WUP LLC’s owned aircraft after the Closing Date while such aircraft are transitioned from a U.S. Federal Aviation Administration (“FAA”) operating certificate held by Circadian to the Company’s subsidiaries, and WUP LLC will provide certain maintenance, pilots services, management and other related services for WUP LLC’s owned aircraft during the transition period; and (iii) certain of the Company’s subsidiaries entered into fleet management agreements with Circadian, pursuant to which Circadian will provide certain maintenance, pilots services, management and other related services for managed aircraft after the Closing Date while they are transitioned from a FAA operating certificate held by the applicable Company subsidiary to Circadian. The Circadian Sale, when taken together with certain post-closing agreements and covenants, including those in the preceding sentence, resulted in the disposition of the Company’s non-core aircraft management business (the “Aircraft Management Business” and such transactions, collectively the “Divestiture”).
As of the Closing Date, the fair value of the aggregate consideration transferred was $19.1 million and was subject to a post-closing final working capital adjustment under the terms of the Purchase Agreement. The $19.1 million of consideration was comprised of $13.2 million of cash received on the Closing Date, contingent consideration with a fair value of $4.8 million, an escrow receivable of $0.6 million and a non-contingent consideration receivable of $0.5 million. The fair value of the contingent consideration for the Divestiture was deemed to be the approximate contract value as of the Closing Date.
The Company determined that the Divestiture is considered a disposition of a significant business under Rule 1-02(w) of Regulation S-X and does not meet the criteria requiring discontinued operations presentation in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company, and in the opinion of management, all adjustments and disclosures have been prepared in accordance with Article 11 of Regulation S-X. All adjustments shown are transaction accounting adjustments and do not reflect the potential uses of proceeds, synergies, and or dis-synergies that may be derived in future periods.
The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2023, has been prepared as if the Divestiture, as described in the notes to the unaudited pro forma condensed consolidated financial statements included herein, had occurred on June 30, 2023. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022, have been prepared as if the Divestiture occurred on January 1, 2022, in that they reflect the removal of the Aircraft Management Business for all periods presented.
The unaudited pro forma condensed consolidated financial information reflects certain assumptions, estimates and accounting adjustments that the Company’s management believes are reasonable under the circumstances and necessary to present fairly the unaudited pro forma condensed consolidated balance sheet as of June 30, 2023, and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022, in each case as of the date of the Current Report on Form 8-K to which this unaudited pro forma condensed consolidated financial information is filed as Exhibit 99.1. Certain amounts presented herein are estimates or involve subjective or complex judgments, which required the Company’s management to make assumptions with respect to values or conditions, including regarding the effect of matters that are inherently uncertain, in accordance with the Company’s accounting policies. Such assumptions, estimates and accounting adjustments are described in the accompanying notes, which should be read together with the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information has been provided for informational purposes only and does not purport to project the future or historical financial position or results of operations of the Company, Circadian or the Aircraft Management Business on a stand-alone basis. The unaudited pro forma condensed consolidated financial information presented herein is not necessarily indicative of the Company’s future consolidated results of operations, cash flows, liquidity or financial condition. The actual results of the Company may differ significantly from those reflected herein.
The unaudited pro forma condensed consolidated financial information and the accompanying notes should be read in conjunction with the Company's historical financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

WHEELS UP EXPERIENCE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except for share data)
As of June 30, 2023

	Wheels Up	Divestiture of Aircraft Management Business (a)	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$151,828	$(2)	$21,779	(b)	$173,605
Accounts receivable, net	85,352	(42,580)	—		42,772
Other receivables	3,872	—	—		3,872
Parts and supplies inventories, net	23,423	—	—		23,423
Aircraft inventory	5,383	—	—		5,383
Aircraft held for sale	12,388	—	—		12,388
Prepaid expenses	53,626	(714)	—		52,912
Other current assets	14,001	—	—		14,001
Total current assets	349,873	(43,296)	21,779		328,356
Property and equipment, net	401,021	(337)	—		400,684
Operating lease right-of-use assets	91,409	(1,753)	—		89,656
Goodwill	282,133	(8,766)	—		273,367
Intangible assets, net	130,588	(1,507)	—		129,081
Other non-current assets	131,147	(8)	—		131,139
Total assets	$1,386,171	$(55,667)	$21,779		$1,352,283

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$26,504	$—	$—		$26,504
Accounts payable	52,110	(2,303)	—		49,807
Accrued expenses	115,864	(8,265)	751	(c)	108,350
Deferred revenue, current	828,607	(3,756)	—		824,851
Other current liabilities	47,632	(16,410)	—		31,222
Total current liabilities	1,070,717	(30,734)	751		1,040,734
Long-term debt, net	210,051	—	—		210,051
Operating lease liabilities, non-current	71,323	(607)	—		70,716
Warrant liability	5	—	—		5
Other non-current liabilities	21,256	—	—		21,256
Total liabilities	1,373,352	(31,341)	751		1,342,762

Equity:
Common Stock, $0.0001 par value; 250,000,000 authorized; 25,622,496 shares issued and 25,357,196 common shares outstanding as of June 30, 2023	$3	$—	$—		$3
Additional paid-in capital	1,563,672	(1,582)	—		1,562,090
Accumulated deficit	(1,537,332)	(22,744)	21,028	(d)	(1,539,048)
Accumulated other comprehensive loss	(5,834)	—	—		(5,834)
Treasury stock, at cost, 265,300 shares	(7,690)	—	—		(7,690)
Total Wheels Up Experience Inc. stockholders’ equity	12,819	(24,326)	21,028		9,521
Non-controlling interests	—	—	—		—
Total equity	12,819	(24,326)	21,028		9,521
Total liabilities and equity	$1,386,171	$(55,667)	$21,779		$1,352,283

WHEELS UP EXPERIENCE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except for share data)
For the Six Months Ended June 30, 2023

	Wheels Up	Divestiture of Aircraft Management Business (e)	Transaction Accounting Adjustments	Pro Forma
Revenue	$686,874	$(120,601)	$—	$566,273
				—
Costs and expenses:				—
Cost of revenue	681,694	(110,385)	—	571,309
Technology and development	30,303	(1,307)	—	28,996
Sales and marketing	48,952	(2,475)	—	46,477
General and administrative	79,481	(3,832)	—	75,649
Depreciation and amortization	29,568	(611)	—	28,957
Gain on sale of aircraft held for sale	(3,487)	—	—	(3,487)
Impairment of goodwill	70,000	(3,061)	—	66,939
Total costs and expenses	936,511	(121,671)	—	814,840

Loss from operations	(249,637)	1,070	—	(248,567)
				—
Other income (expense):				—
Loss on extinguishment of debt	(870)	—	—	(870)
Change in fair value of warrant liability	746	—	—	746
Interest income	5,686	—	—	5,686
Interest expense	(15,777)	—	—	(15,777)
Other expense, net	(1,435)	(24)	—	(1,459)
Total other income (expense)	(11,650)	(24)	—	(11,674)

Loss before income taxes	(261,287)	1,046	—	(260,241)
				—
Income tax benefit (expense)	(172)	—	—	(172)
				—
Net loss	(261,459)	1,046	—	(260,413)
Less: Net loss attributable to non-controlling interests	—	—		—
Net loss attributable to Wheels Up Experience Inc.	$(261,459)	$1,046	$—	$(260,413)

Net loss per share of Common Stock:
Basic and diluted	$(10.27)			$(10.23)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	25,446,199			25,446,199

WHEELS UP EXPERIENCE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except for share data)
For the Twelve Months Ended December 31, 2022

	Wheels Up	Divestiture of Aircraft Management Business (e)	Transaction Accounting Adjustments		Pro Forma
Revenue	$1,579,760	$(217,333)	$—		$1,362,427

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	1,540,325	(192,133)	—		1,348,192
Technology and development	57,240	(2,798)	—		54,442
Sales and marketing	117,110	(5,604)	—		111,506
General and administrative	183,531	(7,824)	751	(c)	176,458
Depreciation and amortization	65,936	(1,500)	—		64,436
Gain on sale of aircraft held for sale	(4,375)	—	—		(4,375)
Impairment of goodwill	180,000	(7,871)	—		172,129
Total costs and expenses	2,139,767	(217,730)	751		1,922,788

Loss from operations	(560,007)	397	(751)		(560,361)

Other income (expense):
Gain on divestiture	—	—	401	(f)	401
Change in fair value of warrant liability	9,516	—	—		9,516
Interest income	3,670	(5)	—		3,665
Interest expense	(7,515)	2	—		(7,513)
Other expense, net	(1,041)	—	—		(1,041)
Total other income (expense)	4,630	(3)	401		5,028

Loss before income taxes	(555,377)	394	(350)		(555,333)

Income tax expense	(170)	—	—	(g)	(170)

Net loss	(555,547)	394	(350)		(555,503)
Less: Net loss attributable to non-controlling interests	(387)				(387)
Net loss attributable to Wheels Up Experience Inc.	$(555,160)	$394	$(350)		$(555,890)

Net loss per share of Common Stock:
Basic and diluted	$(22.60)				$(22.63)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	24,567,164				24,567,164

WHEELS UP EXPERIENCE INC.
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.BASIS OF PRESENTATION
The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Divestiture as if the transaction had occurred on June 30, 2023 for the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2022 for each of the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022.
2.PRO FORMA ADJUSTMENTS
(a)To reflect adjustments to remove the historical results of the Aircraft Management Business, assuming the Divestiture occurred on June 30, 2023.
(b)To adjust for the fair value of the aggregate consideration transferred as of the Closing Date inclusive of working capital adjustments and net of transaction and other associated costs incurred by Wheels Up pursuant to the Divestiture that are not already reflected in the historical results. The use of the proceeds from the Divestiture is not reflected in the unaudited pro forma condensed consolidated balance sheet, because such uses are not contractually committed or estimable.
(c)To adjust for the transaction and other associated costs incurred by Wheels Up pursuant to the Divestiture that are not already reflected in the historical results. All such costs were incurred and included and reflected in the Company’s unaudited condensed consolidated financial statements for the three months ended September 30, 2023.
(d)To remove the estimated pre-tax gain resulting from the Divestiture of $0.4 million, which is subject to customary closing adjustments under the terms of the Purchase Agreement, as well as the effect of the transaction accounting adjustments, as noted herein.
(e)To reflect adjustments to remove the historical results of the Aircraft Management Business, assuming the Divestiture occurred on January 1, 2022.
(f)To adjust for the estimated pre-tax gain resulting from the Divestiture, which is subject to customary closing adjustments under the terms of the Purchase Agreement.
(g)There are no income tax impacts related to the pro forma adjustments reflected in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022. Wheels Up, the United States legal entity holding the divested entity, has sufficient current year losses and net operating loss carryforwards available to allow us to fully offset the estimated gain for tax purposes.